UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2002

PAYPAL, INC.
(Exact name of registrant as specified in its charter)

000-49603
(Commission File Number)

Delaware (State or other jurisdiction of incorporation or organization)	77-0510487 (I.R.S. Employer Identification No.)

303 Bryant Street
Mountain View, California 94041
(Address of principal executive offices, with zip code)

(650) 864-8000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address,

if changed since last report)

Item 5.  Other Events.

On July 8, 2002, a complaint captioned Kathleen Rooney v. PayPal, Inc. John C. Dean, Jr., Shailesh J. Metha, John A. Malloy, Timothy M. Hurd, Michael J. Moritz, Elon Musk, Peter A. Thiel, Max R. Levchin, and eBay Inc., C.A. No. 19733 was filed in Delaware Chancery Court.  A second complaint captioned Louis Crespo v. PayPal, Inc., John C. Dean, Jr., Shailesh J. Mehta, John A. Malloy, Timothy M. Hurd, Michael J. Moritz, Elon Musk, Peter A. Thiel, Max R. Levchin, and eBay, Inc., C.A. No. 19735 was filed on July 9, 2002 in the same court.  These lawsuits purport to be brought as a class action on behalf of all stockholders of PayPal, Inc. ("PayPal") and allege that the defendants have breached fiduciary duties they allegedly owe to PayPal stockholders by entering into that certain Agreement and Plan of Merger (the "Merger Agreement") among PayPal, eBay Inc. ("eBay") and Vaquita Acquisition Corp. ("Merger Sub") pursuant to which it is expected eBay will acquire PayPal through a merger (the "Merger") of Merger Sub with and into PayPal. If the Merger is consummated, the Merger Agreement contemplates that each PayPal share will be exchanged for .39 shares of eBay common stock.  The complaints seek an injunction prohibiting the Merger, unspecified monetary damages, and costs and attorneys’ fees.  PayPal believes that these suits are without merit and intends to defend against them vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYPAL, INC.

/s/ Roelof F. Botha

Date: July 11, 2002	By: Roelof F. Botha
Its: Chief Financial Officer